UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S- 1/A AMENDED REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Wise Sales, Inc.
(Name of small business issuer in its charter)

Nevada	7938	26-3386352
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4701 Washington Ave., Suite 210
Racine, Wisconsin 53406
(262) 886- 6328

(Address and telephone number of registrant’s principal offices)

Brandon G. O’Bryon
N95 W16075 Richfield Way, Suite 3
Menomonee Falls, Wisconsin 53501
Telephone (262) 293-2128

 (Name, address and telephone number of registrant’s agent for service)

Copies To:
Joseph Lambert Pittera, Esq.
Law Office of Joseph Lambert Pittera, Esq.
2214 Torrance Boulevard, Suite 101
Torrance, California 90501
Telephone: (310) 328-3588
Facsimile Number: (310) 328-3063

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to	Offering	Aggregate	Amount of
Title of Each Class of Security	be registered	Price per	Offering Price	Registration
to be Registered	(1)	Share ($)	($)(2)	Fee ($)

Common stock, par value $.001	3,000,000	$0.01	$30,000	$1.67

1)	3,000,000 shares are being offered by a direct offering at a price of $.01 per share.

2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant herby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 PROSPECTUS
WISE SALES, INC.

3,000,000 Shares of Common Stock
$.01 per share
$30,000

Wise Sales, Inc. (“Company”) is offering on a best-efforts , all or none  basis 3,000,000 shares of its common stock at a price of $.01 per share. This is the initial offering of Wise Sales, Inc and no public market exists for the securities being offered. The Company is offering the shares on a self-underwritten, “best efforts,” all or none basis directly through our sole officer and director. The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares that are required to be purchased. Kurt Wise, the sole officer and director of Wise Sales, Inc., intends to sell the shares directly. No commissions or other compensation related to the sale of the shares will be paid to our sole officer and director. The intended methods of communication include, without limitation, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds’ herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Esq., Ltd., Escrow Agent f/b/o Wise Sales, Inc. A Trust Account will hold all of the subscription funds pending placement of the entire offering. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.

The officer and director of the issuer and any affiliated party thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. Wise Sales, Inc. will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Electronic Bulletin Board (“OTCBB”) after this prospectus is declared effective by the SEC. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. See Risk Factor “There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares” on page 11.

Wise Sales, Inc. is a development stage start-up, and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no public market for Wise Sales, Inc.’s common stock.

The information in this prospectus is not complete and may be changed. Wise Sales, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Wise Sales, Inc. does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated __________, 2010

TABLE OF CONTENTS

PAGE

SUMMARY OF PROSPECTUS	5
General Information about Our Company	5
The Offering	6
RISK FACTORS	8
RISKS ASSOCIATED WITH OUR COMPANY	8
RISKS ASSOCIATED WITH THIS OFFERING	12
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
PLAN OF DISTRIBUTION	16
Offering will be Sold by Our Officer and Director	16
Terms of the Offering	17
Deposit of Offering Proceeds	17
Procedures for and Requirements for Subscribing	17
DESCRIPTION OF SECURITIES	18
INTEREST OF NAMED EXPERT AND COUNSEL	18
DESCRIPTION OF OUR BUSINESS	19
General Information	19
Industry Background	19
Principal Products and their Markets	19
Distribution Methods	19
Status of Any Publicly Announced Products	21
Competition	21
Sources and Availability of Products	22
Dependence on One of a Few Major Customers	22
Patents and Trademarks	22
Need for Any Government Approval of Principal Products	22
Government and Industry Regulation	22
Research and Development Activities	22
Environmental Laws	23
Employees and Employment Agreements	23
DESCRIPTION OF PROPERTY	23
LEGAL PROCEEDINGS	23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	29
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	29
EXECUTIVE COMPENSATION	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
INDEMNIFICATION	32
AVAILABLE INFORMATION	33

WISE SALES, INC.
4701 WASHINGTON AVE, SUITE 210
RACINE, WISCONSIN 53406
Telephone (262) 886-6328

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Wise Sales, Inc.

General Information About the Company

Wise Sales, Inc. was incorporated on September 10, 2008 pursuant to the laws of the State Nevada. The Company will develop a network of independent sales representatives to sell Internet-based revenue generating promotional programs, advertising and merchant processing services to small and medium sized businesses on behalf of clients that may include Wise Savings, LLC (“Wise Savings”) and Wise Exchange, LLC (“Wise Exchange”). Both Wise Savings and Wise Exchange (collectively, the “Affiliates”) are affiliated with the Company through common ownership and management. See ‘’Relationship with Wise Savings, LLC and Wise Exchange, LLC.”

The Company will generate revenue from four primary sources. It will generate commissions through the sale of advertising on behalf on Internet based entities. It will receive a fixed commission for each business and individual consumer it recruits for the Affiliate programs. It will receive a percentage of the revenues generated by its Affiliates from the transactions that are executed on the Affiliate software platforms by the businesses and consumers that were recruited by the Company. It will receive a fixed commission for each business that converts its merchant processing services to the services offered by Wise Savings.

Wise Sales, Inc. is a development stage company that has not yet significantly commenced its planned operations. The operations of the Company to date have been devoted primarily to start-up and development activities, which include the following:

1)	Formation of the Company;

2)	Development of the Wise Sales, Inc. business plan;

3)	Entered into a non-exclusive Independent Contractor Agreement with Wise Savings; and

4)	Begun the process of identifying sales personnel for recruitment by the Company.

Wise Sales, Inc. is attempting to become operational and anticipates that it will begin generating revenue in approximately six months following the placement of our offering. In order to generate revenues, Wise Sales, Inc. must address the following areas:

1)	Finalize and implement our marketing plan. The Company must recruit advertising clients to service and develop marketing plans to promote and support the sale of its client’s programs and services.

2)
Develop an independent sales representation organization. The Company must recruit and train qualified sales personnel for its organization. It must develop a supervisory staff to manage its sales organization.

3)	Develop an administrative infrastructure to support the Company’s sales activities. The Company must recruit qualified administrative personnel to support its sales organization.

SUMMARY OF PROSPECTUS - continued

General Information About the Company - continued

The Company believes that raising $30,000 through the sale of common equity is sufficient for the Company to become operational and sustain operations for the next twelve (12) months. The capital to be raised has been budgeted to establish our infrastructure and become a fully reporting company. We believe that the recurring revenue generated from commissions and fixed fees will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that the cash flow from our revenue sources will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Wise Sales, Inc. currently has one officer and director. This individual allocates time and personal resources to Wise Sales, Inc. on a part-time basis and devotes approximately 10 hours per week to the Company.

As of the date of this prospectus, Wise Sales, Inc. has 6,000,000 shares of $.001 par value common stock issued and outstanding, all of which are owned by Kurt Wise, the Company’s sole officer and director. Upon completion of the Offering, Mr. Wise will own approximately 66.67% of the Company’s voting shares. As a result, Mr. Wise will be able to control the vote on all matters requiring approval by a simple majority of the shareholders of the Company, to elect the entire Board of Directors and, effectively, to control the operations of the Company.

Our principal and executive offices are located at 4701 Washington Avenue, Suite 210, Racine, Wisconsin 53406. The office space has been provided rent fee by Wise Savings, one of our Affiliates.

Wise Sales, Inc.’s fiscal year end is December 31.

THE OFFERING

Following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	3,000,000 shares of common stock, par value $0. 001 .

Offering Price per Share:	$.01

Offering Period:
The shares are being offered for a period not to exceed 180 days. The shares are being offered on a best efforts, all or none basis.   In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Escrow Period:
The proceeds from the sale of the shares in the offering will be payable to “Law Offices of Joseph L. Pittera, Esq., Escrow Agent f/b/o Wise Sales, Inc.” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera, Esq. Failure to do so will result in checks being returned to the investor who submitted the check. Wise Sales, Inc. trust agent Joseph L. Pittera, Esq. Acts as legal counsel of Wise Sales, Inc. and is therefore not an independent third party.

Gross Proceeds to Our Company:	$30,000.

SUMMARY OF PROSPECTUS - continued

THE OFFERING - continued

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	6,000,000

Number of Shares Outstanding After the Offering:	9,000,000

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Wise Sales, Inc. assets, book value, historical earnings, or net worth.

Wise Sales, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, salaries/contractors, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. Wise Sales, Inc. has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent identified is Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701, having a telephone number of (727) 289-0010.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Wise Sales, Inc. common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Wise Sales, Inc. financial statements.

Statements of operations data

For the nine months ending September 30, 2009 and the period from inception (September 10, 2008) to September 30, 2009.

		Inception
	Nine Months	(September 10, 2008)
	Ending	Through
	September 30, 2009	September 30, 2009

Revenues	$-	$-

Operating expenses
Administrative expenses	6,629	22,581
Total operating expenses	6,6,29	22,581

Operating loss	(6,629)	(22,581)

Interest expense	688	811

Net operating loss	$(7,317)	$(23,392)

Basic earnings (loss) per share	$(0.00)

Weighted average number of common shares outstanding	6,000,000

RISK FACTORS

This offering and an investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase any Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, could negatively impact our business, results of operations or financial condition in the future. If any of the following risks and uncertainties develops into actual events, our business, results of operations or financial condition could be adversely affected. In those cases, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR COMPANY

We have a limited operating history that you can use to evaluate us

We were incorporated in Nevada on September 10, 2008. We have no operating history upon which an evaluation of our future success or failure can be made. We have no significant financial resources and we have not generated any revenues. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered by a small development stage company starting a new business enterprise and the highly competitive environment in which we will operate. We are a start-up company that is attempting to develop an independent sales representation organization for the purpose of selling online advertising and other programs and services to small and medium sized businesses on behalf of a distribution network that will include Internet search platforms, directories, mobile applications and vertical websites.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to raise the capital necessary to fund our operations, to successfully market our products and to generate revenue.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern

Our independent certified public accountants have included a going concern paragraph in their opinion that expresses substantial doubt about our ability to continue as a going concern, and notes that as of December 31, 2008 we have generated no revenues, have an accumulated deficit of $16,075 and have a working capital deficit of $10,075. As of September 30, 2009, we have generated no revenues, have an accumulated deficit of $23,392 and have a working capital deficit of $17,392. Our ability to continue as a going concern is dependent upon obtaining additional capital to finance our business plan.

We will require financing to implement our current business strategy, and our inability to obtain such financing could prohibit us from executing our business plan

We will require financing through public or private debt or the sale of equity securities before we can begin to implement our current business strategy, which is to build a network of independent sales representatives who will sell advertising and other Internet based programs and services on behalf of a distribution network that will include Internet search platforms, directories, mobile applications and vertical websites.  If the Company is unable to raise such funding, it may be unable to recruit a network of independent sales representatives, which would make it difficult, if not impossible, for the Company to generate revenue. The Company may have to cease operations. Such financing may not be available when needed, and even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy may be significant.   The Company believes that raising $30,000 through the sale of common equity is sufficient for the Company to become operational and sustain operations for the next twelve months.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

The loss of key personnel could adversely affect our business; we could face potential labor shortages

The Company’s success will depend largely on the abilities of its senior manager , Kurt Wise, the founder, sole director, President, Secretary, Treasurer, Principal Executive Officer and Principal Accounting Officer of the Company. The loss of the services of Mr. Wise could have a material adverse effect on the Company’s results of operations and financial condition.

Our success depends, in part, upon our ability to attract, train, motivate and retain a sufficient number of skilled managers, administrative staff, independent sales representatives and customer service personnel necessary for the daily operation of our business. Qualified individuals needed to fill these positions are often in short supply. Additionally, competition for qualified employees and independent contractors could require us to pay higher compensation to attract sufficient personnel, which could result in higher labor costs.  There can be no assurance that the Company will be able to identify, recruit, train, integrate and retain sufficient personnel, and the inability to do so would have a material adverse effect on the Company’s results of operations and financial condition.

RISKS ASSOCIATED WITH OUR COMPANY - continued

Control by principal shareholder

Kurt Wise, the founder, sole director, President, Secretary, Treasurer, Principal Executive Officer and Principal Accounting Officer of the Company, currently owns 100% of the outstanding common stock of the Company. Upon completion of the Offering, and assuming that the Company sells the maximum number of common shares being offered, Mr. Wise will own approximately 66.67% of the Company’s voting shares. As a result, Mr. Wise will be able to control the vote on all matters requiring approval by a simple majority of the shareholders of the Company, to elect the entire Board of Directors and, effectively, to control the Company. Mr. Wise’s voting control may discourage transactions involving a change of control of the Company, including transactions in which the shareholders might otherwise receive a premium for their common shares over their purchase price.

Reliance on affiliates

The Company has entered into a non-exclusive Independent Contractor Agreement with Wise Savings, LLC and is in the process of negotiating a similar agreement with Wise Exchange, LLC. Wise Savings, LLC and Wise Exchange, LLC are affiliated with the Company through common ownership and management. Kurt Wise, the founder, controlling shareholder, sole director, President, Secretary, Treasurer, Principal Executive Officer and Principal Accounting Officer of the Company, is also the founder, controlling shareholder, sole director and Chief Executive Officer of Wise Savings, LLC and Wise Exchange, LLC. Additionally, the Company may outsource certain services from, and share personnel with, its affiliates. Although we anticipate that our dealings with our affiliates will be no different than if we were dealing with unaffiliated third parties, Mr. Wise is in a position to direct the affairs of the three companies in a manner that may favor our affiliates and adversely affect the operating results and financial condition of the Company. See “Certain Relationships and Related Party Transactions.”

If we do not acquire and grow a critical mass of advertisers and distribution partners, the value of our services could be adversely affected.

Our success will depend, in large part, on the acquisition and growth of a critical mass of advertisers and distribution partners and an interest in the performance-based advertising and search marketing services that we will offer, as well as an interest in the programs of our third party Affiliates. Advertisers will generally seek the most competitive return on investment from advertising and marketing service. Distribution partners will also seek the most favorable payment terms available in the market. Advertisers and distribution partners may change business partners or the volume of business with a business partner, unless the service and terms are competitive. In this environment, we must compete to acquire and maintain a network of advertisers and distribution partners.

If our business is unable to acquire and grow a base of advertisers, our future distribution partners may be discouraged from working with us, and this may create obstacles for us to enter into agreements with new distribution partners. If our future distribution network does not grow and does not continue to improve over time, our prospective advertisers may reduce or terminate this portion of their business with us. Any decline in the number of advertisers and distribution partners could adversely affect the value of our services.

We may incur liabilities for the activities of our advertisers, distribution partners and other users of our services, which could adversely affect our business.

Many of the advertisement generation and distribution processes that are used by our distribution partners are automated. In most cases, advertisers use these online tools to create and submit advertiser listings. These advertiser listings are submitted in a bulk data feed to our distribution partners. Although we intend to monitor our distribution partners on an ongoing basis primarily for traffic quality, these partners control the distribution of the advertiser listings provided in the data feed.

As a result, we will not conduct a manual editorial review of a substantial number of the advertiser listings that are directly submitted by advertisers to our online distributors. In cases where we provide editorial or value-added services, such as ad creation and optimization for local advertisers, we may rely on the content and information provided to us by these advertisers. We may not investigate the individual business activities of these advertisers other than the information provided to us. We may not successfully avoid liability for unlawful activities carried out by our advertisers and other users of our services, or unpermitted uses of our advertiser listings by distribution partners and their affiliates.

Our potential liability for the unlawful activities of our advertisers and other users of our services or unpermitted uses of our advertiser listings and advertising services and platform by distribution partners, could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources, to discontinue certain service offerings or to terminate certain distribution partner relationships. For example, as a result of the actions of our advertisers, we may be subject to private or governmental actions relating to a wide variety of issues, such as privacy, gambling, promotions, and intellectual property ownership and infringement. Under agreements with certain of our larger distribution partners, we may be required to indemnify these distribution partners against liabilities or losses resulting from the content of our advertiser listings or resulting from third-party intellectual property infringement claims. Although we will require our advertisers to indemnify us with respect to claims arising from these listings, we may not be able to recover all or any of the liabilities or losses incurred by us as a result of the activities of our advertisers.

Our insurance policies may not provide coverage for liability arising out of activities of users of our services. Furthermore, we may not be able to obtain or maintain adequate insurance coverage to reduce or limit the liabilities associated with our businesses. Any costs incurred as a result of such liability or asserted liability could have a material adverse effect on our business, operating results and financial condition.

RISKS ASSOCIATED WITH OUR COMPANY - continued

We will be substantially dependent on our independent sales representative network

Our success will be dependent upon our ability to create, train, retain , expand, and enhance our independent sales representative network. We will rely on this network to sell online advertising , enroll new businesses in the programs of our affiliates and to train those businesses in the use of our client’s programs and services. We cannot assure you that the market for our products and services will develop as expected. If our industry does not grow, becomes saturated with competitors, if our products and services do not achieve market acceptance, or if our independent sales representatives are unsuccessful in selling online advertising and enrolling new businesses  to equalize the attrition of businesses and consumers who cease using our client’s programs and services, the overall share of the markets serviced by our clients could be reduced, and consequently our operating results and financial condition may be materially and adversely affected.

Competition

Many of the Company’s competitors have longer operating histories, larger customer and distribution bases, greater brand recognition and greater financial, marketing and other resources than we have. Many current and potential competitors can devote substantially greater resources than we can to marketing and website and systems development. In addition, as the use of the Internet and other online services increases, there will likely be larger, more well-established and well-financed entities that acquire companies relevant to our business strategy; and invest in or form joint ventures in categories that are relevant to our business strategy; all of which could adversely impact our business. Any of these trends could increase competition, reduce the demand for any of our services and could have a material adverse effect on our business, operating results and financial condition.

We will provide our services to and may also compete with online advertisers, partners who provide a distribution network for online advertising and other intermediaries who may provide purchasing and/or sales opportunities, including advertising agencies, search engine marketing companies and search engine optimization companies. We may compete directly or indirectly with some of our partners. We will depend on recruiting, maintaining and continually expanding our network of partners and advertisers to generate transactions online. If we have competitive disagreements with our partners, those disagreements could have a material adverse effect upon our results of operations and financial condition.

The online advertising and marketing services industry is highly competitive. In addition, we believe that today’s typical Internet advertiser is becoming increasingly sophisticated in utilizing the different forms of Internet advertising, purchasing Internet advertising in a cost-effective manner, and measuring return on investment. The competition for this pool of advertising dollars has also put downward pressure on pricing points and online advertisers have demanded more effective means of reaching customers. We believe that these factors have contributed to the growth in performance-based advertising relative to certain other forms of online advertising and marketing, and as a result this sector has attracted many competitors. The inability of the Company to adapt to this changing environment could have a material adverse effect upon our results of operations and financial condition.

Interruptions to our systems, or the systems of our clients, that impair customer access to our websites or impair the ability of our clients to serve up online advertisements , would damage our reputations and brands and substantially harm our business and results of operations

The satisfactory performance, reliability and availability of our website, and the websites of our clients, transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, and to maintain adequate customer service levels. Our business could be adversely affected if our clients are unable to serve up online advertisements in a timely and efficient manner. Any systems interruptions or downtime or technical difficulties that result in the unavailability of our websites or reduce order fulfillment performance could result in negative publicity, damage our reputation and brands and cause our business and results of operations to suffer. We may be susceptible to such disruptions. We may also experience temporary system interruptions for a variety of other reasons, including power failures, failures of Internet service and telecommunication providers, software or human errors or an overwhelming number of visitors trying to reach our websites during periods of strong seasonal demand or promotions. Because we will be dependent in part on third parties for the implementation and maintenance of certain aspects of our systems and because some of the causes of system interruptions may be outside of our control, we may not be able to remedy such interruptions in a timely manner, or at all.

RISKS ASSOCIATED WITH OUR COMPANY - continued

Our business depends on continued and unimpeded access to the Internet

Our customers will rely on the Internet to access the products and services provided by the Company and its clients. The Company will be selling online advertisements and other programs that will be accessed and administered over the Internet. Incumbent telephone companies, cable companies, mobile communications companies, and large Internet service providers provide that access. Some of these providers could degrade, disrupt, or increase the cost of access to our services, and the programs and advertisements served up by our clients, by restricting or prohibiting the use of their lines for our offerings, by filtering, blocking or delaying the packets containing the data associated with our services, or by charging increased fees for the use of their lines to provide our offerings. These activities are technically feasible and may be permitted in the U.S. after recent regulatory changes, including recent decisions by the U.S. Supreme Court and Federal Communications Commission.

In addition, Internet service providers could attempt to charge us each time our clients and advertisers  use our offerings, or could charge us for delivery of email to our clients and advertisers. Worldwide, a number of companies have announced plans to take such actions or are selling products designed to facilitate such actions. Interference with our offerings or higher charges for access to our offerings, whether paid by us or by our clients and advertisers , could cause us to lose future clients and advertisers , impair our ability to attract new clients and advertisers , and harm our revenue and growth.

Our failure to address risks associated with payment methods, credit card fraud and other consumer fraud could damage our reputation and brands and may cause our business and results of operations to suffer

Under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We do not currently carry insurance against this risk and may face the risk of significant losses from this type as we expand. Our failure to adequately control fraudulent credit card transactions could damage our reputation and brand and substantially harm our business and results of operations. Additionally, for certain payment transactions, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower our operating margins.

Government regulation of the Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations.

We are not currently subject to direct federal, state or local regulation, other than regulations applicable to businesses generally, that are directly applicable to retailing and online commerce. However, as the Internet becomes increasingly popular, it is possible that laws and regulations may be adopted with respect to the Internet, which may impede the growth of the Internet or other online services. These regulations and laws may cover issues such as taxation, advertising, intellectual property rights, freedom of expression, pricing, restrictions on imports and exports, customs, tariffs, information security, privacy, data protection, content, distribution, electronic contracts and other communications, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services. Further, the growth of online commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online companies to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online company regarding the manner in which personal information is collected from users and provided to third parties. The adoption of additional privacy or consumer protection laws could create uncertainty in Internet usage and reduce the demand for our products and services.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, personal property, encryption and other intellectual property issues, taxation, libel, obscenity, qualification to do business and export or import matters. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty for those conducting online commerce. This uncertainty could reduce demand for our products and services or increase the cost of doing business as a result of litigation costs and may substantially harm our business and results of operations.

Our failure to protect the confidential information of our customers and our network against security breaches could damage our reputation and substantially harm our business and results of operations

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Our failure to prevent these security breaches could damage our reputation and brand and substantially harm our business and results of operations. We anticipate that some of the transactions executed by our customers will be billed to their credit card accounts directly. We will rely on encryption and authentication technology that is licensed by from third parties to effect secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, human errors and new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. In addition, any party who is able to illicitly obtain a user’s password could access the customer’s transaction data. An increasing number of websites and Internet companies have reported breaches of their security. Any such compromise of our security could damage our reputation, business and brand and expose us to a risk of loss or litigation and possible liability, which would substantially harm our business, and results of operations. In addition, anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. These issues are likely to become more difficult as we expand our operations. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches.

RISKS ASSOCIATED WITH OUR COMPANY - continued

We will depend on the continued growth of online commerce and communications

The business of serving up advertisements and conducting transactions over the Internet is dynamic and relatively new. Concerns about fraud, privacy, and other problems may discourage additional consumers from adopting the Internet as a medium of commerce. In order to attract and expand our customer base, we must appeal to and recruit businesses who historically may have used more traditional means of commerce to advertise and access programs similar to the programs being offered by the Company . If we are unable to attract a sufficient number of businesses that will allow us to gain efficiencies in our operating costs, our business could be adversely impacted.

The Company and its distribution partners may be subject to intellectual property claims, which could adversely affect our financial condition and ability to use certain critical technologies, divert our resources and management attention from our business operations and create uncertainty about ownership of technology essential to our business.

Our success depends, in part, on the ability of the Company and its distribution partners to protect their intellectual property and to operate without infringing on the intellectual property rights of others in the process. There can be no guarantee that the intellectual property of the Company and its distribution partners will be adequately safeguarded, or that it will not be challenged by third parties. The Company and its distribution partners may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies.

Any patent or other intellectual property litigation could negatively impact our business by diverting resources and management attention from other aspects of the business and adding uncertainty as to the ownership of technology, services and property that we view as proprietary and essential to our business. In addition, a successful claim of patent infringement against the Company and its distribution partners and our failure or inability to use the infringed or similar technology on reasonable terms, or at all, could prevent us from using critical technologies which could have a material adverse effect on our business.

RISKS ASSOCIATED WITH THIS OFFERING

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which, and conditions under which you can, sell the Common shares offered by this prospectus

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

RISKS ASSOCIATED WITH THIS OFFERING - continued

Our common shares are subject to the "Penny Stock" rules of the SEC and the trading market in our securities may be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value

Our corporate charter authorizes us to issuance 1,000,000,000 shares of common stock. The future issuance of all or part of our remaining authorized but currently unissued common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might cause the price of our common stock to decline.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

RISKS ASSOCIATED WITH THIS OFFERING - continued

There is limited liquidity on the OTC Bulletin Board, which may impact your ability to sell your shares

We plan to apply for listing of our shares on the OTC Bulletin Board. However, merely because a security is listed on the OTC Bulletin Board does not guaranty that there will be any trading volume in our shares. When fewer shares of a security are traded on the OTC Bulletin Board, price volatility may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. If there is low trading volume in our common stock, there may be a lower likelihood of orders for shares of our common stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

There may be a greater risk of fraud on the OTC Bulletin Board

OTC Bulletin Board securities are frequently targets for fraud or market manipulation because they are not regulated as closely as securities listed on exchanges. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of market prices. While there is regulation of the OTC Bulletin Board, it is not as comprehensive as the regulation of the listed exchange or NASDAQ. If our shares are listed on the OTC Bulletin Board and this should occur, the value of an investment in our common stock could decline significantly.

It can be difficult to edit or cancel orders on the OTC Bulletin Board, which may impair your ability to sell our common stock at a favorable price

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed. As a result, it may not be possible to edit orders. Consequently, it may not be possible to sell our common stock at a favorable price.

Increased dealer compensation could adversely affect the price of our common stock

If our shares are listed on the OTC Bulletin Board, the dealer's spread (the difference between the bid and ask prices) may be larger than that for shares traded on an exchange, and may result in substantial losses to the seller of shares of our common stock on the OTC Bulletin Board if such stock must be sold immediately. Further, purchasers of our shares of common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for shares of our common stock on the OTC Bulletin Board due to the foregoing demand for the shares of our common stock on the OTC Bulletin Board may be decreased or eliminated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business." We assume no obligation to update our forward-looking statements to reflect new information or developments. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, or to reflect any events or circumstances after the date of this prospectus or the date of any applicable prospectus supplement. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements made are reasonable, ultimately we may not achieve such plans, fulfill such intentions or meet such expectations.

We have not authorized any dealer, salesperson or other person to give you any information or to make any representations to you, other than those contained or incorporated by reference in this prospectus, in connection with the offer contained in this prospectus and, if given or made, you should not rely on such information or representations as having been authorized by us.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. In addition, this prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of the documents that we discuss in this prospectus. In making a decision to invest in our common stock, you must rely on your own examination of our company and the terms of the offering and the common stock, including the merits and risks involved.

We are not making any representation to you regarding the legality of an investment in our common stock by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock.

USE OF PROCEEDS

When all of the shares are sold the gross proceeds from this Offering will be $30,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this Offering.

The Company intends to use the proceeds from this offering a follows:

		Percentage
Application of Proceeds	Amount ($)	of Total

Total Offering Proceeds	30,000	100.00%

Offering Expenses
Legal and professional fees	3,000	10.00%
Blue-sky fees	1,000	3.33%
Total Offering Expenses	4,000	13.33%

Net Proceeds from Offering	26,000	86.67%

Use of Net Proceeds
Sales and marketing	9,500	31.67%
Furniture and equipment	2,000	6.67%
Contractor compensation	2,000	6.67%
Legal and professional fees	2,000	6.67%
Salaries	8,000	26.67%
Working Capital (1)	2,500	8.33%
Total Use of Net Proceeds	26,000	86.67%

Total Use of Proceeds	30,000	100.00%

Note:

(1) The category of Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations

DETERMINATION OF OFFERING PRICE

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) after this prospectus has been declared effective by the SEC . In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. See Risk Factor “There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares” on page 11.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The difference between the public offering price per share of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of outstanding shares of our common stock.

The level of dilution in this Offering has been increased by the relatively low book value of the Company’s issued and outstanding common stock. This is due in part due to the 6,000,000 shares of common stock that have been issued to the Company’s sole officer and director at $.001 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. As of September 30, 2009 , our net tangible book value deficiency was $(17,392) , or approximately $(.00 29 ) per share of common stock. After giving effect to the sale of 3,000,000 shares of common stock included in the Offering by this prospectus, our pro forma net tangible book value at September 30, 2009, net of estimated offering expensed of $4,000 , would have been $8,600 or $.0010 per share, representing an immediate increase in net tangible book value of $.0039 per share to our initial stockholders and an immediate dilution of $.0090 per share or 90.00% to the new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering:

Maximum
Offering

Book value per share before the Offering	$(0.00 29)

Book value per share after the Offering	$0.00 10

Net increase per share to original shareholder	$0.0039

Net decrease per share to new shareholders	$0.00 90

Dilution to new shareholders (percentage)	90.00%

PLAN OF DISTRIBUTION

Offering will be sold by our officer and director

This is a self-underwritten offering. This Registration Statement is part of a Prospectus that permits Kurt Wise, our sole officer and director, to sell the Common Shares directly to the public, with no commission or other remuneration payable to him for any Common Shares that are sold by him. There are no plans or arrangements to enter into any contracts or agreements to sell the Common Shares with a broker or dealer. Mr. Kurt Wise, our sole officer and director, intends to offer the Common Shares to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Wise will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Wise does not intend to use any mass-advertising methods such as the Internet or print media.

Mr. Wise will register not as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a)	Mr. Wise is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

b)
Mr. Wise is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c)	Mr. Wise is an officer and director and is not, nor will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

d)
Mr. Wise is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs , or intends primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our sole officer, director, control person and affiliates of same do not intend to purchase shares in this offering.

PLAN OF DISTRIBUTION - continued

Terms of the Offering

The Company is offering on a self-underwritten , best-efforts, all or none basis , 3,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Wise Sales, Inc. and no public market exists for the securities being offered.  The shares will be offered directly through our sole officer and director at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  No commission or other compensation related to the sale of the shares will be paid to  Mr. Wise . The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The sole officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Wise Sales, Inc. will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, The Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Wise Sales, Inc. has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Wise Sales, Inc. has not identified the specific states where the offering will be sold. Wise Sales, Inc. will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Joseph L. Pittera, Esq., Escrow Agent f/b/o Wise Sales, Inc. (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Joseph L. Pittera, Esq., 2214 Torrance Boulevard, Torrance, California 90501.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to Wise Sales, Inc. until such a time as the entire offering is sold. If the entire offering is not sold, and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $2,000. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Law Offices of Joseph L. Pittera, Esq., Escrow Agent f/b/o Wise Sales, Inc., 2214 Torrance Boulevard, Torrance, California 90501.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Wise Sales, Inc. reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Wise Sales, Inc. accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock with a par value of $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

It is the opinion of Joseph L. Pittera, Esq. the Company’s counsel, that all of the shares of common stock that are  now outstanding are fully paid and non-assessable and that all of the shares of common stock which are the subject of this offering, when issued, will be fully paid and non -assessable. There are presently 6,000,000 common shares issued and outstanding with only one shareholder.

Non-cumulative Voting

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 66.67% of our outstanding shares and the purchasers in this offering will own 33.33%.

Preemptive Rights

No holder of any shares of Wise Sales, Inc. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Dividends

Holders of the common stock our entitled to dividends when, as and if declared by our Board of Directors out of funds legally available therefore. We have never declared or paid any cash dividends and currently do not intend to pay cash dividends in the foreseeable future on our shares of common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Payment of future dividends on our common stock will be subject to the discretion of our Board of Directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends on our common stock will ever be paid.

Reports

After this offering, Wise Sales, Inc. will furnish its shareholders with annual financial reports certified by independent accountants. The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

Interest of Named Experts and Counsel

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The accounting firm of Seale and Beers, CPAs has audited the financial statements for the period from our inception to December 31, 2008 that have been included in this prospectus. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF BUSINESS

General Information

Wise Sales, Inc. was incorporated on September 10, 2008 pursuant to the laws of the State Nevada. The Company intends to develop a business as a seller of advertising and other Internet based programs and services on behalf of a distribution network that will include Internet search platforms, directories, mobile applications and vertical websites. The Company’s products and services will be sold primarily to local small and medium sized businesses through a network of independent sales representatives. The Company’s services will offer businesses an effective method of advertising to consumers by listing their products and services in distributed Internet search results, which provide relevant listings of products and services to consumers in a targeted search context. The Company will also provide account management and campaign management services to its small and medium sized advertising clients.

Two of the Company’s clients will include Wise Savings, LLC (“Wise Savings”) and Wise Exchange, LLC (“Wise Exchange”), entities (collectively, the “Affiliates”), that offer a unique suite of products and services that are delivered over a proprietary e-commerce software platform. The Company believes that its ability to offer the programs and services of its Affiliates will give it an advantage when it competes for the business of local advertisers. See ‘’Relationship with Wise Savings, LLC and Wise Exchange, LLC.”

The Company will generate revenue from four primary sources. It will generate commissions through the sale of advertising on behalf of Internet search platforms. It will offer account management services to help its advertisers optimize their wed-based campaigns, including editorial and keyword selection recommendations and analysis. It will offer local campaign management services that enable its advertising clients to consolidate their advertising purchasing, management and reporting. It will be compensated by its Affiliates for each business that it recruits for its Affiliates. This compensation, in the case of Wise Savings, will include a one-time payment for each business that is brought under contract for the Wise Savings online directory and residual payments based on a continued and expanded business relationship between the business and Wise Savings. The Company is still negotiating a compensation arrangement with Wise Exchange. Wise Exchange was incorporated for the purpose of creating an international trade and barter exchange. The company is still in the development stage.

Industry Background

The Internet has become one of the primary mediums through which people communicate, search, shop, socialize, stay informed on current events and become connected to their local communities. The shift in consumer usage from traditional media sources to the Internet has led advertisers to spend an increasing percentage of their advertising expenditures online. According to the March 2009 “The IAB Internet Advertising Report,” prepared by PricewaterhouseCoopers LLP and sponsored by the Interactive Advertising Bureau (“IAB”), Internet advertising revenues totaled $23.4 billion in 2008, an increase of 10.6% from the $21.2 billion recorded in 2007. On May 8, 2009, Enid Burns reported (“Online Advertising Expenditure Forecast, 2009-2010”) that the Jack Meyers Business Report was forecasting that online advertising revenues were expected to grow to $25.4 billion and $26.1 billion in 2009 and 2010, respectively.

One of the key catalysts driving online advertising revenue growth has been the increasing frequency at which consumers are turning to the Internet to find information about local products and services. Every day, millions of consumers search online to find relevant local information about a new restaurant, to compare hotel prices, to look-up a plumber’s phone number or to search for a reputable doctor. The same desire for localized business information that propelled the growth of the multibillion dollar Yellow Pages industry during the twentieth century is now propelling the growth of the Internet advertising industry.

In March 2007, Safa Rashtchy, a Piper Jaffray analyst, stated that local search was the second-most popular service on the Internet, behind only email and ahead of well-known activities such as downloading music and social networking (“Piper Jaffray Expert Says Local Search is set for a Boom”). In 2008 more than 86% of search engine users searched for local products and services, up from 70% a year earlier, and more than 90% of the transactions resulting from these searches are completed offline in local stores (“Nielson-Net Ratings 2007” and “Yahoo! The Next Wave of Advertising 2007”).

Other trends in Internet based marketing programs include performance-based pricing ad formats, real-time reporting and the targeting capabilities of Internet advertising that provide advertisers with greater control, and an understanding of the return on investment that they receive from their advertising dollars. According to “The IAB Internet Advertising Report,” 57% of the 2008 Internet advertising revenues were performance based, up from 51% in the prior year. The Company believes that in the future these trends will command greater budget allocations by advertisers versus the less targeted traditional media.

The Company believes that another key catalyst driving online local advertiser growth is the fact that small and medium sized businesses are increasingly turning to online advertising to reach consumers, and that these businesses are specifically targeting those consumers who are using the Internet to find local products and services, rather than traditional offline informational sources such as the Yellow Pages. We believe that those companies that specifically focus on fulfilling the needs of local advertisers, particularly those that can provide full search marketing services and performance based programs that are scaleable, will be well positioned to capture a significant share of the local advertising opportunity.

DESCRIPTION OF BUSINESS - continued

Principal Products and Their Markets

The Company intends to develop and sell a suite of products and services that facilitates the efficient and cost-effective marketing and selling of goods and services for local small and medium sized advertisers who want to sell their goods and services online. The Company will also offer its advertisers an opportunity to enroll in programs offered by Wise Savings that are designed to generate incremental revenues.

Local Search Networks. The Company will place advertisements on behalf of its clients on local search networks. The Company believes that for small and medium sized businesses, the most cost-effective method of advertising to consumers is by listing their products and services in distributed Internet search results, which provide relevant listings of products and services to consumers in a targeted search context. These advertisements will include pay-per-click listings, as well as other forms of advertising, including banner advertisements and sponsorships. Pay-per-click advertisements are generally ordered based on the amount that our advertisers choose to pay for a placement and the relevancy of their ads to the keyword search. Advertisers pay us when a user clicks on their advertisements in our distribution network and we pay our distribution partners a percentage of the revenue generated by the click-throughs on their site(s).

Account Management Services. The Company will offer account management services to help its advertisers optimize their pay-per click campaigns, including editorial and keyword selection recommendations and analysis.

Local Campaign Management Services. The Company will offer local campaign management services which will enable its advertising clients to consolidate their purchasing, management, optimization and reporting. As the Company enters into partnerships with the leading search engines, directories, vertical Web sites and mobile applications, it will be able to place and manage its advertising clients’ paid listings directly within their account management systems and provide detailed reporting and conversion tracking that will enable the advertisers to track the effectiveness of their online advertising campaigns across the different channels. With our campaign management services, we may suggest additional channels, search engines or pay-per-click networks as well as editorial guidance that may broaden the reach and improve the effectiveness of our advertisers’ campaigns.

Wise Savings programs. The Wise Savings programs provide small and medium sized businesses with an opportunity to generate incremental revenues, both through their participation in loyalty and rewards programs, and by allowing them to sell credit items, including gift certificates, through their own websites or through websites that are under contract either to the businesses or to Wise Savings. These programs mimic the programs offered by much larger companies, but without the costs associated with developing those programs internally. The Wise Savings platform provides full accountability and real-time tracking capabilities to its customers. The Wise Savings software platform makes it easy for a consumer to register and use credit cards, debit cards or the Wise Savings Universal Gift Card. Consumers may also purchase gift certificates directly online through the Company’s E-commerce website. The Wise Savings Business Builder program allows businesses to use their credit items to purchase advertising in traditional media outlets that are under contract with Wise Savings, primarily radio stations and newspapers.

Wise Exchange programs. Wise Exchange was incorporated for the purpose of creating an international trade and barter exchange. The company is still in the development stage.

Strategy

The Company’s operations will be focused exclusively on selling advertising and other Internet based programs and services on behalf of a distribution network that will include Internet search platforms, directories, mobile applications and vertical websites. It will have no responsibility for maintaining and enhancing the software platforms on which its clients will execute transactions of behalf of their customers. The Company’s success will be dependent upon its ability to grow its distribution network and attract advertising clients.

Expand the Company’s distribution network. The Company will generate revenue as a seller of advertising and other Internet based programs and services on behalf of a distribution network that will include Internet search platforms, directories, mobile applications and vertical websites. The success of the Company will be dependent upon its ability to maintain and grow its distribution network. The Company will recruit a business development and partnership management staff that will be responsible for its distribution network relationships and growth.

Develop an internal sales organization. The Company will recruit and train an internal sales force. To supplement its internal personnel, the Company will recruit national and local networks of independent sales organizations that will be responsible for the recruitment, training and management of the individual sales representatives who will market the programs and services of the Company and its clients. The independent sales representatives will be responsible for signing up and enrolling new businesses and for selling advertising and other programs to these businesses on behalf of the Company and its clients. The sales representatives will also be responsible for updating the businesses with information about new products and services when they are introduced by the Company and its clients.

DESCRIPTION OF BUSINESS - continued

Develop a network of independent sales organization. The Company views its prospective network of independent sales organizations and sales representatives as vital to its long-term success and will work hard to support and empower them. The success of the Company will be dependent upon the number of businesses that are recruited by the independent sales organization and the rate of repeat business that is conducted by the consumers serviced by our advertising clients. The Company views the quality and frequency of our sales representative interactions with our advertising clients as an important element of our business strategy. We will work on establishing a strong cooperative relationship with our sales representative organizations and will strengthen that relationship by investing significant resources to provide training, marketing materials and programs, Internet and computer-related support and incentive programs.

The independent sales organizations will be paid commissions for selling advertising and other programs on behalf of the Company and its clients, for recruiting new businesses, and on the individual transactions that are executed by these businesses and consumers. The sales representatives may receive a monthly draw against their commissions.

Train the independent sales representatives to sell the Wise Savings programs. The Company believes that its ability to offer the programs and services of Wise Savings will give it an advantage when it competes for the business of local advertisers. The Company will work with Wise Savings to ensure that its independent sales representatives are knowledgeable about the Wise Savings programs.

Sales and Marketing

Our sales department, working with our independent sales representatives, will focus on adding new advertising clients, while our business development and partnership management department will focus on adding new distribution partners.

The Company’s marketing strategy will be primarily focused on promoting the products and services of its clients and will rely heavily on its independent sales organizations and educational programs that are specifically targeted at small and medium sized businesses. The Company will provide customizable tools for its independent sales representatives to use in their consultative efforts, including pre-designed advertisements, brochures and sales presentations to give the Company a consistent look and message in all of its markets.

Status of any Publicly Announced Products

The Company has not announced any new products.

Competition

Many of the Company’s competitors have longer operating histories, larger customer and distribution bases, greater brand recognition and greater financial, marketing and other resources than we have. Many current and potential competitors can devote substantially greater resources than we can to marketing and website and systems development. In addition, as the use of the Internet and other online services increases, there will likely be larger, more well-established and well-financed entities that acquire companies relevant to our business strategy; and invest in or form joint ventures in categories that are relevant to our business strategy; all of which could adversely impact our business. Any of these trends could increase competition, reduce the demand for any of our services and could have a material adverse effect on our business, operating results and financial condition.

We will provide our services to and may also compete with online advertisers, partners who provide a distribution network for online advertising and other intermediaries who may provide purchasing and/or sales opportunities, including advertising agencies, search engine marketing companies and search engine optimization companies. We may compete directly or indirectly with some of our partners. We will depend on recruiting, maintaining and continually expanding our network of partners and advertisers to generate transactions online.

The online advertising and marketing services industry is highly competitive. In addition, we believe that today’s typical Internet advertiser is becoming more sophisticated in utilizing the different forms of Internet advertising, purchasing Internet advertising in a cost-effective manner, and measuring return on investment. The competition for this pool of advertising dollars has also put downward pressure on pricing points and online advertisers have demanded more effective means of reaching customers. We believe that these factors have contributed to the growth in performance-based advertising relative to certain other forms of online advertising and marketing, and as a result this sector has attracted many competitors.

Due to the long-term growth trends in online advertising, these competitors, real and potential, range in size and focus. Our competitors may include such diverse participants as small referral companies, established advertising agencies, inventory resellers, search engines, and destination websites. We will also be affected by the competition among destination websites that reach users or customers of search services. The online search industry continues to experience consolidation of major websites and search engines, which has the effect of increasing the negotiating power of these parties in relation to smaller providers. The major destination websites and distribution providers may have leverage to demand more favorable contract terms, such as pricing, renewal and termination provisions.

There are additional competitive factors relating to attracting and retaining users, which include the quality and relevance of our services, the usefulness, accessibility, integration and personalization of the online services that we offer, as well as the overall user experience on our distribution network. We may also compete with traditional offline media such as television, radio and print and direct marketing companies, for a share of advertisers’ total advertising budgets.

DESCRIPTION OF BUSINESS - continued

Sources and Availability of Products

The Company is primarily an internet based company offering its products over the internet.

Dependence on One or a Few Major Customers

Initially, the Company’s sales efforts will be dependent upon its relationships with its affiliates, Wise Savings, LLC and Wise Exchange, LLC.  The long term objective of the Company is to attract small and medium sized businesses who are interested in advertising their local products and services over the Internet.

Technology

The Company will internally develop or purchase its own administrative and sales management software programs. As the Company enters into partnerships with the leading search engines, directories, vertical Web sites and mobile applications, it will rely heavily on the software capabilities of its partners, which should allow the Company to place and manage its advertising clients’ paid listings directly within their account management systems and provide detailed reporting and conversion tracking that will enable the advertisers to track the effectiveness of their online advertising campaigns across the different channels.

When marketing the programs and services of its Wise Savings, it will rely on the technology developed by Wise Savings. The Wise Savings proprietary software is a scalable, automated, transactional database that tracks debits and credits in real-time with full transparency and accountability. The software can be used to administer rewards programs and to issue and track gift certificates that are purchased either in person or over the Internet. The software can also be used to support and administer a broad variety of other programs and applications that include purchasing, inventory control and data mining.

Patents and Trademarks

The Company will rely on a combination of trademark, copyright, trade secret and patent laws as well as non-disclosure procedures and contractual provisions to protect its proprietary technologies and brands. The Company also enters into confidentiality and proprietary rights agreements with its employees, consultants and other third parties and controls access to software, documentation and other proprietary information.

In the future, the Company may receive communications from third parties claiming that it has infringed on the intellectual property rights of others. Any intellectual property claims, regardless of merit, may require the Company to seek licenses to that technology. The Company will be dependent upon the intellectual property rights of its Affiliates for a potion of its business. The Company’s Affiliates license third-party technologies that are incorporated into some elements of their services. Licenses from third-party technologies may not continue to be available to the Company’s Affiliates at a reasonable cost, or at all, which could have an adverse effect upon the financial results of the Company... Additionally, the steps that the Company and its Affiliates have taken to protect their intellectual property rights may not be adequate. Third parties may infringe or misappropriate the proprietary rights of the Company and its Affiliates. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies that the Company and its Affiliates employ in their services. If the Company and its Affiliates fail to protect their proprietary rights adequately, their competitors could offer similar services, potentially significantly harming their competitive position and decreasing their revenues.

Relationship with Wise Savings, LLC and Wise Exchange, LLC

On September 30, 2008, the Company entered into a non-exclusive Independent Contractor Agreement (“ICA”) with Wise Savings, pursuant to which the Company will market and sell the programs and services of Wise Savings to small and medium sized businesses. The Company will receive a one-time payment for each business brought under contract for the Wise Savings online directory, and residual payments of as much as fifty percent (50%) of the ongoing revenues generated by Wise Savings from each of the individual businesses, assuming that the individual businesses meet certain performance criteria. Additionally, the Company will receive a 9% commission on any revenues generated by the individual businesses from advertisements that they place on media properties that are under contract with Wise Savings. The term of the ICA is one year and is renewable automatically on an annual basis unless either party gives the other party a written notice of its intention to terminate the ICA not less than 30 days prior to the expiration of the current term of the ICA. The Company is currently negotiating s a similar ICA with Wise Exchange, LLC. Both of these companies are affiliated with Wise Sales, Inc. Kurt Wise, the founder controlling shareholder and President of the Company, is also the founder, controlling shareholder and Chief Executive Officer of Wise Savings, LLC and Wise Exchange, LLC. The Company may outsource certain services from, and share personnel with, its Affiliates.

Need for Any Government Approval of Principal Products

There is no need for government approval of the Company’s principal products.

Government and Industry Regulation

The Company will be subject to various federal, state and local laws, regulations and administrative practices that will affect our businesses, including, among others, the requirement to obtain business licenses, withhold taxes, remit matching contributions for our employees’ social security accounts, and other such legal requirements, regulations and administrative practices that are required of businesses in general.

With respect to our online technologies, there are currently few laws or regulations directly applicable to access to or commerce on the Internet.  However, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as taxes, user privacy, information security, pricing, and quality of products and services.  The Company cannot predict the impact, if any, that future Internet-related regulation or regulatory changes might have on our business.

Research and Development Activities

The Company is not engaged in any extensive research and development activities.  The Company is focused on developing its marketing strategies which will be the principal means by which the Company will derive its revenue.

DESCRIPTION OF BUSINESS - continued

Environmental Laws

The Company’s activities will not be affected by environmental laws.

Employees and Employment Agreements

The Company currently only has one employee, Mr. Kurt Wise, but does not have any employment agreements.

Seasonality

The Company does not expect its business to be seasonal in nature.

Description of Property

Our business office is located at 4701 Washington Avenue, Suite 210, Racine, Wisconsin 53406. The office space has been provided rent fee by Wise Savings, LLC, an entity affiliated with Mr. Wise, the Company’s founder, sole director, President, Secretary, Treasurer, Principal Executive and Principal Accounting Officer.

Legal Proceedings

There are no legal proceedings pending or threatened against us.

Market for common equity and related stockholder matters

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Considerations

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

Penny Stock Considerations - continued

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our sole officer and director, who will offer and sell the common shares in this Offering, is required to comply with the provisions of Regulation M as promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants We will also furnish the annual financial report and un-audited quarterly financial reports in our quarterly reports that will be filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock transfer agent

We currently do not have a stock transfer agent.   Wise Sales, Inc. has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent identified is Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg, Florida 33701, having a telephone number of (727) 289-0010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company was incorporated on September 10 2008. The following discussion should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This discussion may contain certain forward-looking statements that reflect our views with respect to future events and financial performance. Forward-looking statements are often identified with words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from our predictions.

The following table provides selected financial data about the Company for the period from September 10, 2008 through September 30, 2009 . For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data

Cash: $1,619
Total assets: $1,619
Total liabilities: $19,011
Shareholders’ equity: $(17,392)

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process.

PLAN OF OPERATIONS

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of December 31, 2008 and September 30, 2009, respectively, the Company had accumulated deficits of $16,075 and $23,392, working capital deficits of $10,075 and $17,392, and has earned no revenues since inception. The Company intends to fund its operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and the implementation of its business plan. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management. The working capital requirements and the projected milestones are approximations and subject to adjustments. Our 12-month budget is based on minimum operations, which will be completely funded by the $30,000 raised through this offering. If we begin to generate profits, we will increase our marketing and sales activity accordingly. We estimate sales to begin approximately three to six months following closing of the offering. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

0 to 3 Months

The management of the Company will continue its efforts to identify potential clients and it will seek to negotiate and sign nonexclusive contracts with these potential clients pursuant to which the Company will receive commissions for selling advertising and promotional programs of behalf of those clients. The Company has already executed a nonexclusive sales agreement with Wise Savings, LLC and will attempt to sign a similar agreement with Wise Exchange, LLC. The Company will also continue its efforts to recruit a network of local and national independent sales representatives. These independent sales representatives are not expected to work exclusively on behalf of the Company and will only be compensated by the Company if they generate revenue for the Company. The Company expects to be focusing most of its initial efforts on signing clients and independent sales representatives located on the West Coast of the U.S.

The Company plans to purchase a computer, a printer and some accounting software with the $2,000 that is specified in the “Use of Proceeds” line item for Furniture and Equipment. The Company has budgeted expenditures for legal fees, salaries, outside contractors and sales and marketing in the amounts of $500, $2,000, $500, $750 and $2,375 , respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

PLAN OF OPERATIONS - continued

4 to 6 Months

The Company expects to have recruited a local network of independent sales representatives on the West Coast and it will begin to aggressively target as potential clients local small and medium sized businesses. Personnel from Wise Savings, LLC and Wise Exchange, LLC will provide training to the Company’s network of sales representatives to aid them in their efforts to sell the programs and services offered by the two companies. The Company has budgeted expenditures for legal fees, salaries, outside contractors and sales and marketing in the amounts of $500, $2,000, $500, $750 and $2,375 , respectively.

7 to 9 Months

The Company will continue to expand their recruitment and sales efforts on the West Coast. The Company has budgeted expenditures for legal fees, salaries, outside contractors and sales and marketing in the amounts of $500, $2,000, $500, $750 and $2,375 , respectively.

10 to 12 Months

The Company will continue to expand their recruitment and sales efforts on the West Coast and begin preparations for the beginning of operations in the Midwest. The Company has budgeted expenditures for legal fees, salaries, outside contractors and sales and marketing in the amounts of $500, $2,000, $500, $750 and $2,375 , respectively.

Note: The Company planned milestones are based on quarters following the closing of the offering. Any line item amounts not expended completely, as detailed in the “Use of Proceeds,” shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. We base our estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions. See Note 2 to our financial statements included elsewhere in this prospectus for additional information about these critical accounting policies, as well as a description of our other significant accounting policies.

Revenue recognition

The Company will recognize revenue upon the completion of its performance obligation, and only when evidence of a payment arrangement exists and the sales proceeds are determinable and collectable. The Company’s advertising revenues will be presented net of a provision for advertiser credits, which will be estimated and established in the period in which services are provided. These credits will generally be issued in the event that solutions do not meet contractual specifications. Actual results could differ from these estimates. Revenue from account management and local campaign management services will be recognized as the services are performed. The Company will not recognize any revenue related to the businesses that it recruits on behalf of its Affiliates until after the Affiliate has generated revenue from these unaffiliated third parties.

Allowance for doubtful accounts

Accounts receivable balances are presented net of allowance for doubtful accounts. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our accounts receivable. We will determine our allowance based on an analysis of our historical bad debts, advertiser concentrations, advertiser creditworthiness and current economic trends. We will review the allowance for collectability on a quarterly basis. Account balances will be written off against the allowance after all reasonable means of collection have been exhausted and the potential recovery is considered remote. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, or if we underestimated the allowances required, additional allowances may be required which would result in increased general and administrative expenses in the period such determination was made.

Stock-based compensation

The Company accounts for its employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense for stock options, common stock and other equity instruments issued for services received are based upon the fair value of the equity instruments issued, as the services are provided and the securities earned. Statement of Financial Accounting Standards (“SFAS”) No. 123, "Accounting for Stock-Based Compensation," requires entities that apply the provisions of APB Opinion No. 25 for transactions with employees to provide pro forma net earnings (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. For the period from inception (September 10, 2008) to March 31, 2009, no stock options were committed to be issued to employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

PLAN OF OPERATIONS - continued

 Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with “SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has loss carry-forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities,” the Company has expensed all costs incurred in connection with the start-up and organization of the Company.

Fair value of financial instruments and derivative financial instruments

The Company has adopted SFAS Number 119, “Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments.”  The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item.  Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

Property and equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term. We periodically review the useful lives of our assets to confirm that such useful life determination is appropriate. If we determine that the estimated useful life of our assets needs to be adjusted to reflect depreciation expense over the remaining time that the assets are expected to remain in service, future income or losses will be impacted in the subsequent periods after such a determination is made.

Earnings (loss) per share

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding. No significant realized exchange gains or losses were recorded from inception (September 10, 2008) to March 31, 2009.

Comprehensive income (loss)

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the periods ended March 31, 2009 and December 31, 2008, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the periods ending March 31, 2009 and December 31, 2008.

New accounting pronouncements

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

PLAN OF OPERATIONS - continued

 In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company adopted SFAS No. 159 beginning January 1, 2009 and is currently evaluating the potential impact the adoption of this pronouncement will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company has adopted this statement, and it is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

LIQUIDITY AND CAPITAL RESOURCES

The Company is in a development stage and has no operating history. To date, the Company has financed its developmental activities with  two loans totaling $12,000  from its sole director , officer and shareholder. We are currently operating with insufficient working capital, which, among other things has constrained our ability to market our services. As a result, there can be no assurance that we will be successful in our business model.

IMPACT OF INFLATION

To date inflationary factors have not had a significant effect on our operations. We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE MATTERS

On August 10, 2009, the Board of Directors of the Company dismissed Moore & Associates Chartered, its independent registered public accounting firm and engage the accounting firm of Seale and Beers, CPAs as the Company's new independent registered public accounting firm. The report of Moore & Associates Chartered on the Company's financial statements for the year ended December 31, 2008, and from the period of inception on September 10, 2008 through December 31, 2008, did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements for the fiscal year ended December 31, 2008 contained a going concern qualification.

During the Company's year ended December 31, 2008, and from the period of inception on September 10, 2008 through December 31, 2008, there were no disagreements with accountants or financial disclosure matters.

FINANCIAL DISCLOSURE

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, September 10, 2008, to December 31, 2008 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name	Age	Position

Kurt Wise	44	President, Secretary, Treasurer, Director, Principal Executive Officer and Principal Accounting Officer

The term of office of the director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of the officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Kurt Wise – President, Director Secretary, Treasurer, Principal Executive Officer and Principal Accounting Officer. Mr. Wise is also the Chief Executive Officer of Wise Savings, LLC, a Company that has developed a proprietary patent-pending e-commerce software platform that provides a suite of programs for merchants, consumers, manufacturers of retail products, media companies, business associations and trade and barter companies and Wise Exchange, LLC, a Company formed for the purpose of creating an international trade and barter exchange. Wise Savings, LLC and Wise Exchange, LLC are affiliates of the Company. Mr. Wise has been employed as the Chief Executive Officer of Wise Savings, LLC since 2002 and as the Chief Executive Officer of Wise Exchange, LLC since January 2008,

Prior to his employment with Wise Savings, LLC, Mr. Wise founded a travel and tour business that exclusively serviced the gaming industry and a trade business that coordinated trade and barter transactions between companies. Mr. Wise has also worked in the insurance, retail and direct marketing industries, where he managed marketing programs that utilized mailers and advertising leaflets.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Involvement in Certain Legal Proceedings

Our sole director, executive officer, promoter and control person has not been involved in any of the following events during the past five years:

•
Had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) Engaging in any type of business practice; or (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
Been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•
Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Currently, our sole director and officer has received no compensation for the services that he has provided during the development stage of our business operations, though he is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

Non-Qualified
Name						Non-Equity	Deferred
and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)	($)	($) (1)	($)	($)	($)	($)	($)

Kurt Wise	2008	$0	$0	$6,000	$0	$0	$0	$0	$6,000
President,
Secretary,
Treasurer,
Director,
Principal
Executive
Officer and
Principal
Financial
Officer

(1) Officer and Director compensation of 6,000,000 restricted shares at $0.001 par value for total consideration of $6,000.00.

EXECUTIVE COMPENSATION - continued

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-end Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements and Officers’ Compensation

Since the date of its inception, the Company has not paid any cash compensation to any officer, director, or employee. The Board of Directors will determine future compensation and may execute employment agreements.  We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

		Amount of	Percent of Class
Title of	Name, Title and Address of	Beneficial	Before	After
Class	Beneficial Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Kurt Wise, President, Director,	6,000,000	100.00%	66.67%
	Secretary, Treasurer, Principal Executive Officer and Principal Accounting Officer

Common	All Officers and Directors as
	a Group	6,000,000	100.00%	66.67%

1. The address of each executive officer and director is c/o Wise Sales, Inc., 4701 Washington Ave, Suite 210, Racine, Wisconsin 53406.

2. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3. Assumes the sale of the maximum amount of this offering ( 3,000,000 shares of common stock) by Wise Sales, Inc. The aggregate amount of shares to be issued and outstanding after the offering is 9,000,000 .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

FUTURE SALES BY EXISTING SHAREHOLDERS

A total of 6,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this Offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this Offering is complete.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 5, 2008 , Kurt Wise, our sole officer and director, loaned the Company $ 10 ,000. The one-year note payable, which in due on November 4, 2009, bears an annual interest rate of 8.0%.  On March 9, 2009, Mr. Wise loaned the Company $2,000. The one-year note payable, which is due on March 8, 2010, bears an annual interest rate of 8.0%. The Company believes that the terms of its loan agreement are comparable with the terms that would have been available from unaffiliated third parties. We are currently operating out of the premises of Wise Savings, LLC, an affiliate of the Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

Wise Exchange, LLC, an affiliate of the Company, has advanced the Company $6,200 that was used to pay professional fees associated with the formation of the Company. The liability does not have a maturity date and will be repaid by the Company from commissions that it earns, if any, from Wise Exchange, LLC.

On September 30, 2008, the Company entered into a non-exclusive Independent Contractor Agreement (“ICA”) with Wise Savings, pursuant to which the Company will market and sell the programs and services of Wise Savings to small and medium sized businesses. The Company will receive a one-time payment for each business brought under contract for the Wise Savings online directory, and residual payments of as much as fifty percent (50%) of the ongoing revenues generated by Wise Savings from each of the individual businesses, assuming that the individual businesses meet certain performance criteria. Additionally, the Company will receive a 9% commission on any revenues generated by the individual businesses from advertisements that they place on media properties that are under contract with Wise Savings. The term of the ICA is one year and is renewable automatically on an annual basis unless either party gives the other party a written notice of its intention to terminate the ICA not less than 30 days prior to the expiration of the current term of the ICA. The Company is currently negotiating s a similar ICA with Wise Exchange, LLC. Both of these companies are affiliated with Wise Sales, Inc. Kurt Wise, the founder controlling shareholder and President of the Company, is also the founder, controlling shareholder and Chief Executive Officer of Wise Savings, LLC and Wise Exchange, LLC. The Company may outsource certain services from, and share personnel with, its Affiliates.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On September 19, 2008, the Company issued a total of 200,000 shares of common stock to Mr. Wise for services valued at $200, or at $0.001 par value. On December 15, 2008, the Company issued a total of 5,800,000 shares of common stock to Mr. Wise for services valued at $5,800, or at $0.001 par value.

CODE OF ETHICS

As we presently have only one employee, we have not yet found the need to adopt a code of ethics. However, it is our intent to adopt such a code with respect to our executive officers once we have a minimum of 10 full-time employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

Wise Sales, Inc.
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Wise Sales, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Wise Sales, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows since inception on September 10, 2008 through December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wise Sales, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity  and cash flows since inception on September 10, 2008 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $16,075 and a working capital of $10,075, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
December 14, 2009

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 FAX: (888)782-2351

Wise Sales, Inc.
(A Development Stage Company)
Balance Sheet

December 31, 2008
ASSETS

Current assets
Cash	$4,948

Total current assets	4,948

Total assets	$4,948

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable	$1,700
Related party payable	3,200
Note payable - related party	10,000
Accrued interest - related party	123
Total current liabilities	15,023

Stockholder's equity
Common stock – 1,000,000,000 common shares
authorized with a par value of $.001; 6,000,000
issued and outstanding at December 31, 2008	6,000
Additional paid-in-capital	-
Accumulated deficit	(16,075)
Total stockholder's equity	(10,075)

Total liabilities and stockholder's equity	$4,948

The accompanying notes are an integral part of the financial statements

Wise Sales, Inc.
(A Development Stage Company)
Statement of Operations

Inception
(September 10, 2008)
Through
December 31, 2008

Revenues	$-

Operating expenses
Administrative expenses	15,952
Total operating expenses	15,952

Operating loss	(15,952)

Interest expense - related party	123

Net operating loss	$(16,075)

Basic earnings (loss) per share	$(0.01)

Weighted average number of common shares outstanding	1,080,357

The accompanying notes are an integral part of the financial statements

Wise Sales, Inc.
(A Development Stage Company)
Statement of Equity

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Stock issues for services on
September 10, 2008 @$.001
per share	200,000	$200	$0		$200

Net loss for period ending
December 31, 2008 @$.001
per share	5,800,000	5,800			5,800

Net loss				(16,075)	(16,075)

Balance at December 31, 2008	6,000,000	$6,000	$0	$(16,075)	$(10,075)

The accompanying notes are an integral part of the financial statements

Wise Sales, Inc.
(A Development Stage Company)
Statement of Cash Flows

Inception
(September 10, 2008)
Through
December 31, 2008
Operating Activities
Net income (loss)	$(16,075)
Accounts payable	1,700
Net cash provided by (used in) operating activities	(14,375)

Investing Activities
Purchase of property and equipment	-
Net cash provided by (used in) investing activities	-

Financing Activities
Stock compensation	6,000
Note payable - related party	10,000
Related party payable	3,200
Accrued interest - related party	123
Net cash provided by (used in) financing activities	19,323

Net increase (decrease) in cash	4,948

Cash at beginning of period	-

Cash at end of period	$4,948

Supplemental information
Cash paid for
Interest	$-
Taxes	$-
Non-cash activities
Common stock issued for services	$6,000

The accompanying notes are an integral part of the financial statements

WISE SALES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization, business operations and going concern consideration

Wise Sales, Inc. (the "Company") was incorporated in the State of Nevada on September 10, 2008. It was formed for the purpose of developing an independent sales representation organization to sell selling Internet-based revenue generating advertising, promotional programs and merchant processing services to small and medium sized businesses on behalf of clients that may include Wise Savings, LLC (“Wise Savings”) and Wise Exchange, LLC (“Wise Exchange”). Both Wise Savings and Wise Exchange (collectively, the “Affiliates”) are affiliated with the Company through common ownership and management.

The Company is a development stage company and is subject to the risks associated with development stage companies. As of the date of this report, the Company has not yet commenced operations. The Company's primary activities since incorporation have been organizational in nature and related to the Company’s formation and pending registration statement. The Company has not generated any revenues from these activities and, accordingly, it is in the development stage.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

Fiscal year

The Company has selected December 31 as its fiscal year-end.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company will recognize revenue upon the completion of its performance obligation, and only when evidence of a payment arrangement exists and the sales proceeds are determinable and collectable. The Company’s advertising revenues will be presented net of a provision for advertiser credits, which will be estimated and established in the period in which services are provided. These credits will generally be issued in the event that solutions do not meet contractual specifications. Actual results could differ from these estimates. Revenue from account management and local campaign management services will be recognized as the services are performed. The Company will not recognize any revenue related to the businesses that it recruits on behalf of its Affiliates until after the Affiliate has generated revenue from these unaffiliated third parties.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Start-up Costs

In accordance with the American Institute of Certified Public Accounts Statement of Position 98-5, “Reporting on the Costs of Start-up Activities,” the Company has expensed all costs incurred in connection with the start-up and organization of the Company.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense for the period from September 10, 2008 through December 31, 2008.

WISE SALES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Fair value of financial instruments and derivative financial instruments

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) Number 119, “Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments.”  The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item.  Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has loss carry-forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

Earnings (loss) per share

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from inception (September 8, 2008) to December 31, 2008.

Comprehensive income (loss)

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended December 31, 2008, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ending December 31, 2008.

New accounting pronouncements

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

WISE SALES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its  financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

WISE SALES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – CAPITAL STOCK

Authorized Stock

The Company has authorized 1,000,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

Share Issuance

On September 10, 2008, the Company issued 200,000 common shares at $.001 to its Chief Executive Officer as compensation for services rendered to the Company. On December 15, 2008, the Company issued 5,800,000 common shares at $.001 to its Chief Executive Officer as compensation for services rendered to the Company.

On December 15, 2008, the company directed the preparation of a Form S-1 to register 3,000,000 common shares of the Company at a price of $.01 per share to raise $30,000 for the Company.

NOTE 4 – GOING CONCERN AND LIQUIDITY ISSUES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at December 31, 2008, the Company has an accumulated deficit of $16,075, working capital deficit of $10,075 and has earned no revenues since inception. The Company intends to fund its operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and the implementation of its business plan. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5 – RELATED PARTY TRANSACTIONS

On September 30, 2008, Wise Exchange, LCC advanced $3,200 to an independent consultant on behalf of the Company. The liability has been recorded as a “Related party payable” on the books of the Company.

On November 5, 2008, Kurt Wise, the Company’s sole officer and director, loaned the Company $10,000. The one-year note payable, which is due on November 4, 2009, bears an annual interest rate of 8.0%. Wise Exchange, Inc., an affiliate of the Company, has advanced the Company $3,200 that was used to pay professional fees associated with the formation of the Company. The Company utilizes the office space and equipment of Wise Savings, LLC, an affiliate of the Company, at no cost. The Company’s management estimates such amounts to be immaterial.

On September 30, 2008, the Company entered into a non-exclusive Independent Contractor Agreement (“ICA”) and a non-exclusive Override Compensation Agreement (“OCA”) with Wise Savings, pursuant to which the Company will market and sell the programs and services of Wise Savings to small and medium sized businesses through delegated agents who have entered into sales and marketing agreements with the company. Pursuant to the OCA, the Company will receive management fees in an amount equal to 3% of the total revenues generated by the Company’s agents. The Company’s agents will receive a one-time payment for each business brought under contract for the Wise Savings online directory, and residual payments of as much as fifty percent (50%) of the ongoing revenues generated by Wise Savings from each of the individual businesses, assuming that the individual businesses meet certain performance criteria. Additionally, the agents will receive a 9% commission on any revenues generated by the individual businesses from advertisements that they place on media properties that are under contract with Wise Savings. The term of the ICA and OCA agreements are one year and are renewable automatically on an annual basis unless either party gives the other party a written notice of its intention to terminate either the ICA or OCA not less than 30 days prior to the expiration of the current term of the ICA or OCA. The Company is currently negotiating similar agreements with Wise Exchange, LLC. Both of these companies are affiliated with Wise Sales, Inc. Kurt Wise, the founder controlling shareholder and President of the Company, is also the founder, controlling shareholder and Chief Executive Officer of Wise Savings, LLC and Wise Exchange, LLC. The Company may outsource certain services from, and share personnel with, its Affiliates.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

None.

NOTE 7 – SUBSEQUENT EVENTS

On September 30, 2009, the Company extended the due date of the note payable to Kurt Wise from November 5, 2009 until May 5, 2010.

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Wise Sales, Inc.
(A Development Stage Company)

We have reviewed the accompanying balance sheet of Wise Sales, Inc. as of September 30, 2009, and the related statements of operations, stockholders equity and cash flows for the three-month and nine-month period ended September 30, 2009, period of inception September 10, 2008 through September 30, 2008 and from inception September 10, 2008 through September 30, 2009. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been reviewed assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $23,392, a working capital deficit of $17,392 and has earned no revenues, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
December 29, 2009

50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

Wise Sales, Inc.
(A Development Stage Company)
Balance Sheet
		December 31.
	September 30, 2009	2008
	(unaudited)	(audited)
ASSETS

Current assets
Cash	$1,619	$4,948

Total current assets	$1,619	$4,948

Total assets	$1,619	$4,948

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable	0	1,700
Related party payable	6,200	3,200
Note payable - related party	12,000	10,000
Accrued interest - related party	811	123
Total current liabilities	$19,011	$15,023

Stockholder's equity
Common stock – 1,000,000,000 common shares
authorized with a par value of $.001; 6,000,000
common shares issued and outstanding
at September 30, 2009 and December 31, 2008	6,000	6,000
Additional paid-in-capital	0	0
Accumulated deficit	(23,392)	(16,075)
Total stockholder's equity	$(17,392)	$(10,075)

Total liabilities and stockholder's equity	$1,619	$4,948

The accompanying notes are an integral part of the financial statements

Wise Sales, Inc.
(A Development Stage Company)
Statements of Operations
		Period of		Period of
		Inception		Inception
	Three	(September	Nine	(September
	Months	10, 2008)	Months	10, 2008)
	Ending	through	Ending	through
	September	September	September	September
	30, 2009	30, 2008	30, 2009	30, 2009

Revenues	$0	$0	$0	$0

Operating expenses
Administrative expenses	45	200	6,629	22,581
Total operating expenses	$45	$200	$6,629	$22,581

Operating loss	(45)	(200)	(6,629)	(22,581)

Interest expense - related party	245	0	688	811

Net operating loss	$(290)	$(200)	$(7,317)	$(23,392)

Basic earnings (loss) per share	$(0.00)	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	6,000,000	200,000	6,000,000

The accompanying notes are an integral part of the financial statements

Wise Sales, Inc.
(A Development Stage Company)
Statements of Stockholders Equity

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Stock issues for services on
September 10, 2008 at $.001
per share	200,000	200	0		200

Stock issues for services on
December 15, 2008 at $.001
per share	5,800,000	5,800			5,800

Net loss for 2008				(16,075)	(16,075)

Balance at December 31, 2008	6,000,000	$6,000	$0	$(16,075)	$(10,075)

Net loss for nine months
ending September 30, 2009				(7,317)	(7,317)

Balance at September 30, 2009	6,000,000	$6,000	$0	$(23,392)	$(17,392)

The accompanying notes are an integral part of the financial statements

Wise Sales, Inc.
(A Development Stage Company)
Statements of Cash Flows

		Inception
	Nine Months	(September 10, 2008)
	Ending	Through
	September 30, 2009	September 30, 2009
Operating Activities
Net income (loss)	$(7,317)	$(23,392)
Accounts payable	(1,700)	0
Stock compensation	0	6,000
Accrued interest - related party	688	811
Net cash provided by (used in) operating activities	$(8,329)	$(16,581)

Investing Activities
Purchase of property and equipment	0	0
Net cash provided by (used in) investing activities	0	0

Financing Activities
Note payable - related party	2,000	12,000
Related party payable	3,000	6,200
Net cash provided by (used in) financing activities	$5,000	$18,200

Net increase (decrease) in cash	$(3,329)	$1,619

Cash at beginning of period	$4,948	$0
Cash at end of period	$1,619	$1,619

Supplemental information
Cash paid for
Interest	$0	$0
Taxes	$0	$0
Non-cash activities
Common stock issued for services	$0	$6,000

The accompanying notes are an integral part of the financial statements

Wise Sales, Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Unaudited)

Note 1 – Organization, business operations and going concern consideration

Wise Sales, Inc. was incorporated on September 10, 2008 pursuant to the laws of the State Nevada. The Company will develop a network of independent sales representatives to sell Internet-based revenue generating promotional programs, advertising and merchant processing services to small and medium sized businesses on behalf of clients that may include Wise Savings, LLC (“Wise Savings”) and Wise Exchange, LLC (“Wise Exchange”). Both Wise Savings and Wise Exchange (collectively, the “Affiliates”) are affiliated with the Company through common ownership and management.

The Company is a development stage company and is subject to the risks associated with development stage companies. As of September 30, 2009, the Company has not yet commenced operations. The Company's primary activities since incorporation have been organizational in nature and related to the Company’s formation and pending registration statement. The Company has not generated any revenues from these activities and, accordingly, it is in the development stage.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

Fiscal year

The Company has selected December 31 as its fiscal year-end.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company will recognize revenue upon the completion of its performance obligation, and only when evidence of a payment arrangement exists and the sales proceeds are determinable and collectable. The Company’s advertising revenues will be presented net of a provision for advertiser credits, which will be estimated and established in the period in which services are provided. These credits will generally be issued in the event that solutions do not meet contractual specifications. Actual results could differ from these estimates. Revenue from account management and local campaign management services will be recognized as the services are performed. The Company will not recognize any revenue related to the businesses that it recruits on behalf of its Affiliates until after the Affiliate has generated revenue from these unaffiliated third parties.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Start-up Costs

In accordance with the American Institute of Certified Public Accounts Statement of Position 98-5, “Reporting on the Costs of Start-up Activities,” the Company has expensed all costs incurred in connection with the start-up and organization of the Company.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense for the period from September 10, 2008 through December 31, 2008.

Wise Sales, Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Fair value of financial instruments and derivative financial instruments

The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item.  Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes. This treatment requires the use of the asset/liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has loss carry-forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

Earnings (loss) per share

The presentation of basic and diluted “Earnings per Share” (“EPS”) on the face of the income statements for all entities with complex capital structures requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from inception (September 8, 2008) to September 30, 2009.

Comprehensive income (loss)

For the period from inception (September 10, 2008) to September 30, 2009, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period from inception (September 10, 2008) to September 30, 2009.

New accounting pronouncements

June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

 In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

Wise Sales, Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

NOTE 3 – CAPITAL STOCK

Authorized Stock

The Company has authorized 1,000,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

Share Issuance

On September 10, 2008, the Company issued 200,000 common shares at $.001 to its Chief Executive Officer as compensation for services rendered to the Company. On December 15, 2008, the Company issued 5,800,000 common shares at $.001 to its Chief Executive Officer as compensation for services rendered to the Company.

On December 15, 2008, the company directed the preparation of a Form S-1 to register 3,000,000 common shares of the Company at a price of $.01 per share to raise $30,000 for the Company. The Company filed an S-1 registration statement with the Securities and Exchange Commission on May 4, 2009.

NOTE 4 – GOING CONCERN AND LIQUIDITY ISSUES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of September 30, 2009, the Company has an accumulated deficit of $23,392, a working capital deficit of $17,392 and has earned no revenues since inception. The Company intends to fund its operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and the implementation of its business plan. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5 – RELATED PARTY TRANSACTIONS

On September 30, 2008 and March 12, 2009, respectively, Wise Exchange, LCC advanced $3,200 and $3,000 to an independent consultant on behalf of the Company. These non-interest bearing liabilities are payable on demand and have been recorded as a “Related party payable” on the books of the Company.

On November 5, 2008, Kurt Wise, the Company’s sole officer and director, loaned the Company $10,000. The one-year note payable, which is due on November 4, 2009, bears an annual interest rate of 8.0%. On September 30, 2009, the Company extended the due date of the note payable until May 5, 2010. On March 9, 2009, Mr. Wise loaned the Company $2,000. The one-year note payable, which is due on March 8, 2010, bears an annual interest rate of 8.0%.

Wise Exchange, Inc., an affiliate of the Company, has advanced the Company $6,200 that was used to pay professional fees associated with the formation of the Company and the preparation of the Company’s registration statement. The Company utilizes the office space and equipment of Wise Savings, LLC, an affiliate of the Company, at no cost. The Company’s management estimates such amounts to be immaterial.

Wise Sales, Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Unaudited)

NOTE 5 – RELATED PARTY TRANSACTIONS - continued

On September 30, 2008, the Company entered into a non-exclusive Independent Contractor Agreement (“ICA”) and a non-exclusive Override Compensation Agreement (“OCA”) with Wise Savings, pursuant to which the Company will market and sell the programs and services of Wise Savings to small and medium sized businesses through delegated agents who have entered into sales and marketing agreements with the company. Pursuant to the OCA, the Company will receive management fees in an amount equal to 3% of the total revenues generated by the Company’s agents. The Company’s agents will receive a one-time payment for each business brought under contract for the Wise Savings online directory, and residual payments of as much as fifty percent (50%) of the ongoing revenues generated by Wise Savings from each of the individual businesses, assuming that the individual businesses meet certain performance criteria. Additionally, the agents will receive a 9% commission on any revenues generated by the individual businesses from advertisements that they place on media properties that are under contract with Wise Savings. The term of the ICA and OCA agreements are one year and are renewable automatically on an annual basis unless either party gives the other party a written notice of its intention to terminate either the ICA or OCA not less than 30 days prior to the expiration of the current term of the ICA or OCA. The Company is currently negotiating similar agreements with Wise Exchange, LLC. Both of these companies are affiliated with Wise Sales, Inc. Kurt Wise, the founder controlling shareholder and President of the Company, is also the founder, controlling shareholder and Chief Executive Officer of Wise Savings, LLC and Wise Exchange, LLC. The Company may outsource certain services from, and share personnel with, its Affiliates.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through December 30, 2009 and has determined that there are no events to disclose.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN, WHICH SUCH OFFER, OR SOLICITATION IS UNLAWFUL.

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expense of Issuance and Distribution

The following table sets forth the costs and expenses payable by Wise Sales, Inc. in connection with registering the sale of the common stock. Wise Sales, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution.

Legal and professional fees	$11 ,000
Accounting fees	3,500
Blue Sky Qualification fees	1,000
$15 ,500

Indemnification of Directors and Officers

Wise Sales, Inc.'s Certificate of Incorporation permits indemnification to the fullest extent permitted by Nevada law. Wise Sales, Inc.’s by-laws require Wise Sales to indemnify any person who was or is an authorized representative of Wise Sales, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of Wise Sales, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Wise Sales and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. Wise Sales shall also indemnify any person who was or is an authorized representative of Wise Sales and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of Wise Sales, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Wise Sales, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Wise Sales unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which any court shall deem proper. Such indemnification is mandatory under Wise Sale’s by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of Wise Sales has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the shareholders. Wise Sales currently does not maintain a directors and officers liability insurance policy.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Indemnification of Directors and Officers - continued

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Wise Sales, Inc. shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Wise Sales, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Wise Sales, Inc. or is or was serving at the request of Wise Sales, Inc. as a director, officer, employee or agent of Wise Sales, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Wise Sales, Inc.. Wise Sales, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Wise Sales, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 15. Recent Sale of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

The Issuer has not since inception raised any funds through sales of its common stock.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

Item 16. Exhibits

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation **
3.2	Bylaws **
5	Opinion of Joseph L. Pittera, Esq.
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)
99	Additional Exhibits
(a) Subscription Agreement **
(b) Escrow Agreement **
(c) Independent Contractor Agreement

** Previously filed

Item 17. Undertakings

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Wise Sales, Inc. includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

Item 17. Undertakings - continued

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(5) For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements of filing this Registration Statement and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Racine, Wisconsin, on January 20, 2010 .

WISE SALES, INC.
(Registrant)

By:	/s/ Kurt Wise
Director, President , Secretary, Treasurer,
Principal Executive Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/s/ Kurt Wise	Director, President, Secretary, Treasurer, Principal Executive Officer and Principal Financial Officer	January 20, 2010